   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 1999


                                                      REGISTRATION NO. 333-67263
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 4


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                               BMC SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          7274                         74-21226120
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

                                                             M. BRINKLEY MORSE
                                                           SENIOR VICE PRESIDENT
                                                             BMC SOFTWARE, INC.
             2101 CITYWEST BLVD.                            2101 CITYWEST BLVD.
          HOUSTON, TEXAS 77042-2827                        HOUSTON, TX 77042-2827
                (713) 918-8800                                 (713) 918-8800
 (Address, including zip code, and telephone      (Name, address, including zip code, and
       number, including area code, of                telephone number, including area
  registrant's principal executive offices)             code, of agent for service)

                             ---------------------

                                   Copies to:

                JOHN S. WATSON                                 KEITH A. FLAUM
            VINSON & ELKINS L.L.P.                           COOLEY GODWARD LLP
            2300 FIRST CITY TOWER                          FIVE PALO ALTO SQUARE
                 1001 FANNIN                                3000 EL CAMINO REAL
          HOUSTON, TEXAS 77002-6760                       PALO ALTO, CA 94306-2155
                (713) 758-2222                                 (650) 843-5000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, Article SEVENTH of BMC's Restated Certificate of Incorporation, Sections 1 and 2 or Article VI of BMC's bylaws, as amended, and indemnification agreements entered into by BMC with its directors provide for the indemnification of officers, directors, employees and agents under certain circumstances.

     Set forth below is Article SEVENTH of BMC's Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents and insurance:

          "SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability."

     Set forth below are Sections 1 and 2 of Article VI of BMC's bylaws, as amended:

          "SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnify hereunder and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise."

          "SECTION 2. Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article."

     In addition, BMC has entered into indemnification agreements with its directors, pursuant to which BMC has agreed to indemnify such directors in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any proceeding in which the indemnitee was or is made a party or was or is involved by reason of the fact that the indemnitee is or was a director.

     BMC has also purchased liability insurance policies covering directors and officers of BMC.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
           2.1           -- Agreement and Plan of Reorganization dated as of October
                            31, 1998 by and among BMC Software, Inc., Ranger
                            Acquisition Corp. and Boole & Babbage, Inc. (included as
                            Appendix A to the Proxy Statement/Prospectus).
           2.2           -- Stock Option Agreement dated as of October 31, 1998 by
                            and between BMC Software, Inc. and Boole & Babbage, Inc.
                            (included as Appendix B to the Proxy
                            Statement/Prospectus).
           2.3           -- Form of Voting Agreement between BMC and certain
                            stockholders of Boole (included as Appendix C to the
                            Proxy Statement/Prospectus).

        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
           3.1           -- Restated Certificate of Incorporation of BMC
                            (incorporated by reference to Exhibit 3.1 to the
                            Registrant's Registration Statement on Form S-1
                            (Registration No. 33-22892)).
           3.2           -- Certificate of Amendment of Restated Certificate of
                            Incorporation (incorporated by reference to Exhibit 3.2
                            to the Company's Annual Report on Form 10-K for the year
                            ended March 31, 1997).
           3.3           -- BMC By-Laws, as amended (incorporated by reference to
                            Exhibit 3.2 to the Registrant's Registration Statement on
                            Form S-1 (Registration No. 33-22892)).
           4.1           -- Rights Agreement dated as of May 8, 1995 between the
                            Registrant and Bank Boston N.A. (incorporated by
                            reference to Exhibit 1 to the Registrant's Registration
                            Statement on Form 8-A dated May 10, 1995).
           4.2           -- Amendment to Rights Agreement dated as of April 27, 1997
                            (incorporated by reference to Exhibit 4.3 to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended March 31, 1997).
           5.1           -- Opinion of Vinson & Elkins L.L.P. regarding the legality of the securities.
           8.1           -- Opinion of Vinson & Elkins L.L.P. regarding tax matters.
           8.2           -- Opinion of Cooley Godward LLP regarding tax matters.
          11.1           -- Statement re computation of per share earnings.
          23.1           -- Consent of Vinson & Elkins L.L.P. (set forth in Exhibit
                            5.1).
          23.2           -- Consent of Cooley Godward LLP (set forth in Exhibit 8.2).
          23.3           -- Consent of Arthur Andersen LLP (BMC).
          23.4           -- Consent of Ernst & Young LLP (Boole).
         *23.5           -- Consent of PricewaterhouseCoopers LLP (Boole)
          23.6           -- Consent of Morgan Stanley & Co. Incorporated.
          23.7           -- Consent of Ernst & Young LLP (BMC)
          24.1           -- Powers of Attorney (set forth on signature page).
          99.1           -- Form of Boole Proxy.


---------------

* Filed herewith.

All other exhibits have been previously filed.

FINANCIAL STATEMENT SCHEDULES:

     The Financial Statement Schedules have previously been filed as part of BMC's Form 10-K for the fiscal year ended March 31, 1998.

ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required in Section 10(a) (3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof;

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (6) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

          (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and BMC being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 24th day of February, 1999.


                                            BMC SOFTWARE, INC.

                                            By:    /s/ WILLIAM M. AUSTIN
                                              ----------------------------------
                                                      William M. Austin
                                                    Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                          *                            Chairman of the Board,           February 24, 1999
-----------------------------------------------------  President and Chief Executive
                 Max P. Watson, Jr.                    Officer
                                                       (Principal-Executive-Officer

                /s/ WILLIAM M. AUSTIN                  (Principal-Financial-Officer)    February 24, 1999
-----------------------------------------------------
                  William M. Austin

               /s/ KEVIN M. KLAUSMEYER                 (Principal-Accounting-Officer)   February 24, 1999
-----------------------------------------------------
                 Kevin M. Klausmeyer

                          *                            Director                         February 24, 1999
-----------------------------------------------------
                   John W. Barter

                          *                            Director                         February 24, 1999
-----------------------------------------------------
                   B. Garland Cupp

                          *                            Director                         February 24, 1999
-----------------------------------------------------
                  Meldon K. Gafner

                          *                            Director                         February 24, 1999
-----------------------------------------------------
                     Lew W. Gray

                          *                            Director                         February 24, 1999
-----------------------------------------------------
                  George F. Raymond

                          *                            Director                         February 24, 1999
-----------------------------------------------------
                   Tom C. Tinsley

             *By: /s/ M. BRINKLEY MORSE
  -------------------------------------------------
                  M. Brinkley Morse
                  Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                         DESCRIPTION OF EXHIBITS
-------                        -----------------------
     2.1     -- Agreement and Plan of Reorganization dated as of October
             31, 1998 by and among BMC Software, Inc., Ranger Acquisition
                Corp. and Boole & Babbage, Inc. (included as Appendix A
                to the Proxy Statement/Prospectus)
     2.2     -- Stock Option Agreement dated as of October 31, 1998 by
             and among BMC Software, Inc. and Boole & Babbage, Inc.
                (included as Appendix B to the Proxy
                Statement/Prospectus).
     2.3     -- Form of Voting Agreement between BMC and certain
             stockholders of Boole (included as Appendix C to the Proxy
                Statement/Prospectus)
     3.1     -- Restated Certificate of Incorporation of BMC
             (incorporated by reference to Exhibit 3.1 to the
                Registrant's Registration Statement on Form S-1
                (Registration No. 33-22892)
     3.2     -- Certificate of Amendment of Restated Certificate of
             Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year
                ended March 31, 1997)
     3.3     -- BMC By-Laws, as amended (incorporated by reference to
             Exhibit 3.2 to the Registrant's Registration Statement on
                Form S-1 (Registration No. 33-22892)
     4.1     -- Rights Agreement dated as of May 8, 1995 between the
             Registrant and Bank Boston N.A. (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement
                on Form 8-A dated May 10, 1995
     4.2     -- Amendment to Rights Agreement dated as of April 27, 1997
             (incorporated by reference to Exhibit 4.3 to the
                Registrant's Annual Report on Form 10-K for the year
                ended March 31, 1997)
     5.1     -- Opinion of Vinson & Elkins L.L.P. regarding the legality of the securities
     8.1     -- Opinion of Vinson & Elkins L.L.P. regarding tax matters.
     8.2     -- Opinion of Cooley Godward LLP regarding tax matters
    11.1     -- Statement re computation of per share earnings.
    23.1     -- Consent of Vinson & Elkins L.L.P. (set forth in Exhibit
                5.1)
    23.2     -- Consent of Cooley Godward LLP (set forth in Exhibit 8.2)
    23.3     -- Consent of Arthur Andersen LLP (BMC)
    23.4     -- Consent of Ernst & Young LLP (Boole)
   *23.5     -- Consent of PricewaterhouseCoopers LLP (Boole)
    23.6     -- Consent of Morgan Stanley & Co. Incorporated
    23.7     -- Consent of Ernst & Young LLP (BMC)
    24.1     -- Powers of Attorney (set forth on signature page)
    99.1     -- Form of Boole Proxy


---------------

* Filed herewith.

All other exhibits have been previously filed.